Signature of President, Sole Director, Treasurer and Secretary


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Antonio, Texas on March, 2001.

                                      AUTOFUND SERVICING INC.



                                      By: /s/ James D. Haggard
                                         --------------------------------------
                                         James D. Haggard
                                         Chairman, Sole Director, President
                                         and Secretary/Treasurer (Principal
                                         Financial and Accounting Officer)